Exhibit 99.3

APOGEE TECHNOLOGY, INC.

Edited Minutes of the Board of Directors’ Meeting
Held on July 09, 2010
Via Telephonic Call

A telephonic meeting of the Board of Directors of Apogee Technology, Inc. (the “Corporation”) was held on Friday July 09, 2010 at 2:00 PM.

The following members of the Board of Directors, constituting a quorum, were present via telephonic call: Mr. Herbert M. Stein, Chairman of the Board, Ms. Sheryl Stein, Mr. Arthur Reynolds, and Mr. Alan Tuck.  Mr. Craig Dubitsky was absent.  Mr. Paul Murphy, Chief Financial Officer was present as a guest.  Mr. Herbert M. Stein presided and Mr. Paul Murphy kept the minutes of the meeting.

1.
Reviewed arrangement to provide TYJO Corporation Money Purchase Pension Plan 25,000 shares of Apogee common stock at $1 per share with 50% warrant coverage in exchange for $25,000 cash.  After discussion, upon motion duly made and seconded, they were unanimously

RESOLVED

That the arrangement with TYJO Corporation be ratified in the form circulated to the members of the Board of Directors.